UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024 (January 10, 2024)
________________________________________________

WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of January 10, 2024, Wolverine World Wide, Inc. (the “Company”), the Company’s wholly-owned subsidiary, Saucony, Inc. (“Saucony”), and Saucony’s wholly-owned subsidiaries, Sperry Top-Sider, LLC and SR Holdings, LLC (such Saucony subsidiaries, the “Acquired Companies”), entered into a Purchase Agreement with ABG Intermediate Holdings 2 LLC (“ABG”), an affiliate of Authentic Brands Group LLC, (the “IP Purchase Agreement”). Also effective as of January 10, 2024, the Company and the Company’s wholly-owned subsidiaries Hush Puppies Retail, LLC, Stride Rite Children’s Group, LLC, Wolverine Distribution, Inc., Wolverine World Wide Canada, ULC and SR/ECOM, LLC (the Company and such subsidiaries, collectively, the “Inventory Sellers”) entered into a Purchase Agreement with ALDO U.S. Inc. (“Aldo”), an affiliate of the Aldo Group (the “Inventory Purchase Agreement” and together with the IP Purchase Agreement, the “Purchase Agreements”).

Pursuant to the IP Purchase Agreement, on January 10, 2024, all of the outstanding equity of the Acquired Companies was sold to ABG for $70 million. The Acquired Companies own or hold for use intellectual property used by the Company exclusively in the footwear, apparel and accessories business conducted by the Company under the Sperry brand (the “Sperry Business”). The Company and its affiliates on the one hand, and ABG and its affiliates on the other hand, each granted the other a fully paid-up, royalty-free, irrevocable, perpetual, sublicensable, assignable, worldwide, non-exclusive license to certain intellectual property used with respect to both the Sperry brand and other Company brands. These licenses permit the use of the shared intellectual property by ABG in connection with the Sperry brand and by the Company in connection with the Company’s current and future brands.

Pursuant to the Inventory Purchase Agreement, on January 10, 2024, the Inventory Sellers sold certain inventory and other assets of the Sperry Business, and assigned certain contracts of the Sperry Business, including Sperry retail store leases, to Aldo for approximately $27 million, subject to a customary post-closing price adjustment. In addition, the Company will receive an additional $5 million on May 10, 2024 if agreed upon criteria regarding the performance of the Sperry Business are satisfied. Sperry products that are not sold under the Inventory Purchase Agreement may be sold by the Company in accordance with the terms of the Inventory Purchase Agreement.

The parties to both Purchase Agreements made certain customary representations and warranties to each other and agreed to certain customary covenants, including with respect to the indemnification by each party of the other for losses, such as those arising from the breach of the indemnifying party’s representations, warranties and covenants under the applicable agreement, subject to the limitations set forth therein.

The foregoing description of the terms of the Purchase Agreements is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 30, 2023.

Item 2.02	Results of Operations and Financial Condition.

On January 11, 2024, the Company issued a press release regarding the sale of the Sperry Business. This release announces results for the Sperry Business for fiscal year 2023 and each 2023 fiscal quarter. The press release is furnished and attached as Exhibit 99.1 hereto and is hereby incorporated into this Item 2.02 by reference.

The information furnished shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Press Release dated January 11, 2024

		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2024	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Executive Vice President, Chief Financial Officer and Treasurer

3